UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 28, 2009

GAMCO INVESTORS, INC.
(Exact name of registrant as specified in its charter)

New York	1-14761	13-4007862
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Corporate Center, Rye, NY		10580
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (914) 921-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition.”

On April 28, 2009, GAMCO Investors, Inc. (“GAMCO”) announced preliminary estimates for the quarter ended March 31, 2009 of $0.29 to $0.31 per diluted share versus $0.37 per diluted share in the comparable 2008 quarter.  Assets Under Management (AUM) were $18.5 billion as of March 31, 2009, 8.4% lower than December 31, 2008 AUM of $20.2 billion and 34.6% below March 31, 2008 AUM of $28.3 billion.  The December 31, 2008 and March 31, 2008 AUM exclude Teton Advisors, Inc.’s AUM of $450 million and $431 million, respectively, due to the spin-off of Teton on March 20, 2009.  A copy of the GAMCO’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1     GAMCO’s Press Release, dated April 28, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMCO Investors, Inc.

By:  /s/ Jeffrey M. Farber

Jeffrey M. Farber
Executive Vice-President and Chief Financial Officer

Date:	April 29, 2009

Exhibit Index

Exhibit No.

99.1	GAMCO’s Press Release, dated April 28, 2009.